Exhibit 1.01

NOVONIX LIMITED

CONFLICT MINERALS REPORT

(For the reporting period ending December 31, 2024)

Introduction

This Conflict Minerals Report (the “Report”) of NOVONIX Limited (“Novonix” or the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period January 1, 2024 to December 31, 2024.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products (“Covered Products”) for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, the “Conflict Minerals”), that originated in the Democratic Republic of the Congo (“DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

Novonix has determined that, during calendar year 2024, Novonix or its consolidated subsidiaries manufactured and contracted to manufacture products as to which conflict minerals, as defined in the Rule, are necessary to the functionality or production of those products. Novonix has conducted a good faith reasonable country of origin inquiry (the “RCOI”) regarding those Conflict Minerals in its supply chain between January 1 and December 31, 2024, reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries or were from recycled or scrap sources. Based on the RCOI, Novonix has reason to believe that some portion of the Conflict Minerals necessary to the functionality or production of its products may have originated in the Covered Countries and has reason to believe that some portion of such minerals was not derived from recycled or scrap sources.

Company and Product Overview

Novonix is an Australian-registered company headquartered in Chattanooga, Tennessee with operations in both the United States and Canada. The Company is a leading battery technology company that manufactures industry-leading battery cell testing equipment in Canada and is growing its high-performance synthetic graphite anode material manufacturing operations in the United States.

Novonix has reviewed the activities of its consolidated subsidiaries and has concluded that this Conflict Minerals Report should address the activities of its Battery Technology Solutions segment, which manufactures Ultra-High Precision Coulometry battery testing systems. Based on its review, the Company has determined that it manufactured or contracted to manufacture Covered Products.

As a “downstream” purchaser of component parts, the Company is at the end of a very long supply chain. It manufactures or contracts to manufacture Covered Products, but does not directly source Conflict Minerals from mines, smelters or refiners, nor does it conduct purchasing activities directly in the Covered Countries. As such, the Company relies on its direct suppliers to provide information on the origin of any Conflict Minerals contained in any components and materials supplied to its operating subsidiaries, including sources of Conflict Minerals that are supplied to them from lower tier suppliers.

Reasonable Country of Origin Inquiry

Novonix conducted a RCOI for its operations as of December 31, 2024. The Company supports the Responsible Minerals Initiative (“RMI”) and uses the RMI’s Conflict Minerals Reporting Template (“CMRT”) as part of its RCOI process.

As part of the foregoing, the Company’s products and suppliers were assessed to identify Conflict Minerals scope and risk. The Company identified 36 components containing Conflict Minerals in its products. After reviewing its records and sourcing information for those components, the Company identified all its direct suppliers of the components containing Conflict Minerals.

The Company identified 3 direct suppliers (“In-Scope Suppliers”) for inclusion in the 2024 RCOI. The Company contacted the In-Scope Suppliers and requested CMRTs against established criteria to determine if further follow-up was required. The Company received completed responses from all 3 of the In-Scope Suppliers surveyed. Due to the complexity of its supply chain, Novonix relies on its suppliers for the accuracy and completeness of the information provided in the CMRTs.

From the 3 responses received, the In-Scope Suppliers identified approximately 424 smelters or refiners. Of the 424 smelters or refiners, approximately 369 were identified as conformant or active smelters/refiners (as determined by the RMI and defined below).

Due Diligence

As required under the Rule, for the reporting period from January 1 to December 31, 2024, Novonix has taken or is taking the measures described herein to exercise due diligence on the source and chain of custody of Covered Minerals necessary to the functionality or production of the Covered Products. Novonix’s due diligence measures have been designed to align with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), as it relates to Novonix’s position as a “downstream” purchaser.

Description of Due Diligence Measures

Step	Actions Taken
Establish strong company management systems.

As a company that is in the early stage of its business life cycle, we are still in the process of developing and implementing our supply chain strategy, organization and policies, both to facilitate the growth and maturity of our commercial business operations as well as to align with the priorities we have identified as part of our Environmental, Social and Governance (“ESG”) program, which we began developing in 2022. Our ESG program includes among its priorities social impacts in the supply chain, and our ESG Committee is comprised of internal subject matter experts from across the Company, including supply chain management.

We are developing, further refining, and prioritizing the policies, processes, and systems, including data collection and risk identification and mitigation, with a view to establishing strong company management systems that facilitate appropriate oversight by senior management. While much of this effort aligns with the development of our ESG program, our supply chain initiatives depend on the growth of our business and manufacturing operations and our position in the industry, as well as the implementation of our supply chain strategy and the organization needed to execute it. As part of the continued development of our supply chain strategy and organization, we intend to adopt a supplier code of conduct that will guide our commitment to conduct business and source materials and components from responsible suppliers who meet the highest applicable legal and ethical standards. As part of this effort, we will evaluate the proper policy, supplier due diligence, internal controls, and contractual and other supplier standards that will form the basis for our management system.

Identify and assess risk in the supply chain.

The Company assesses risk in two phases: first, it identifies direct suppliers that may contribute necessary Conflict Minerals to its products; and second, it seeks declarations from those direct suppliers using the CMRT, and assesses risk based on answers provided by In-Scope Suppliers in the CMRT.

Where applicable and appropriate, the Company uses industry validation schemes to identify smelters and refiners compliant with such schemes for use in its supply chain. The Company is working to develop standard supplier-vetting procedures.

Step	Actions Taken
Design and implement a strategy to respond to identified risks.

The Company:

•
reports information gathered and the actual and potential risks identified from its Conflict Minerals due diligence to senior management;
•
is working to develop a risk management plan consistent with the steps described above and, as appropriate, with OECD guidelines; and
•
is working to develop a risk management plan consistent with the steps described above; and
•
is working to communicate with its direct suppliers the Company’s supply chain due diligence expectations with respect to Conflict Minerals.

Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

Neither the Company, nor any of its consolidated subsidiaries, typically has a direct relationship with mines, smelters or refiners of Conflict Minerals and thus does not perform or direct audits of these entities.

The Company tracks the mines, smelters and refiners that have been identified by its consolidated subsidiaries’ direct suppliers as part of the CMRT and will take appropriate action as necessary.

Report on supply chain due diligence.

The Company has submitted and complied with its obligations under Form SD, including, but not limited to, the filing of this Conflict Minerals Report as required.

This Conflict Minerals Report is publicly available on the Company’s website at https://www.novonixgroup.com/2024-conflict-minerals-report/.

Independent Private Sector Audit

No independent private sector audit of this Conflict Minerals Report was performed for the calendar year ended December 31, 2024.

Due Diligence Results

Based on the information provided by our suppliers and information otherwise obtained through the due diligence process, Novonix has reasonably determined that the facilities that may have been used to process Novonix’s Covered Minerals in 2024 include the smelters and refiners (“SORs”) listed in Annex I.

Based on information received through the RMI Responsible Minerals Assurance Process (“RMAP”) or equivalent independent third-party audit programs, Novonix has reason to believe the countries of origin for the Covered Minerals contained in the materials received by our Covered Minerals Suppliers may include certain Covered Countries.

As a downstream purchaser of products which contain Conflict Minerals, there are inherent limitations in the due diligence measures that we carry out and our inquiries can provide only a reasonable assurance regarding the source and chain of custody. Novonix does not have any direct relationships with the mines or smelters so rely on the information provided by its direct suppliers, who can be engaged in a complex process that changes over time. We are seeking data that covers the entire reporting year and ask our suppliers to update us if the sourcing data changes.

Risk Mitigation and Future Due Diligence Measures

In the future, the Company intends to monitor RMI and other industry and regulatory initiatives related to Conflict Minerals and, where appropriate, engage third-party experts to assist the Company with its conflict minerals due diligence procedures. The Company also intends to improve its due diligence processes including through contractual mechanisms and by increasing our supplier response rate and improving the accuracy of responses. The Company also intends to communicate and monitor compliance with the Company’s Supplier Code of Conduct and a Conflict Minerals Policy for its suppliers upon their adoption.

The Company intends to continue carefully reviewing the activities of its consolidated subsidiaries to determine whether additional reporting may be required in the future.

Cautionary Note Concerning Forward-Looking Statements

Information provided in this Conflict Minerals Report, particularly under the heading “Risk Mitigation and Future Due Diligence Measures,” may contain statements relating to current expectations and plans that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify such statements by words such as “future”, “intend”, “expect”, “go-forward” and “may” and the negative of these or similar terms and phrases. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future plans and events and are based upon its management’s current estimates. These statements are subject to risks and uncertainties and may not prove to be accurate. These risks and uncertainties include those associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information, limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers and other factors discussed under the heading “Risk Factors” as described in the Company’s annual report on Form 20-F filed with the SEC on February 28, 2025 and other documents subsequently filed with or furnished to the SEC. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise the forward- looking statements, whether as a result of new information, future events or otherwise.

ANNEX I
Covered Minerals	Smelter or Refiner Name	Country Location Of Smelter Or Refiner	RMI Active and Conformant
Gold	L'Orfebre S.A.	Andorra	Conformant
Gold	ABC Refinery Pty Ltd.	Australia	Unknown
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Active
Gold	Industrial Refining Company	Belgium	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	Coimpa Industrial LTDA	Brazil	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Unknown
Gold	Marsam Metals	Brazil	Active
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Unknown
Gold	Royal Canadian Mint	Canada	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Unknown
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Guangdong Jinding Gold Limited	China	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Active
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Active
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Conformant

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Active
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	Conformant
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Lingbao Gold Co., Ltd.	China	Conformant
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Conformant

Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	Conformant
Gold	Dongwu Gold Group	China	Active
Gold	Gold by Gold Colombia	Colombia	Conformant
Gold	SAFINA A.S.	Czechia	Conformant
Gold	WEEEREFINING	France	Conformant
Gold	SAAMP	France	Conformant
Gold	Aurubis AG	Germany	Unknown
Gold	Agosi AG	Germany	Unknown
Gold	C. Hafner GmbH + Co. KG	Germany	Unknown
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Active
Gold	Heraeus Germany GmbH Co. KG	Germany	Conformant
Gold	Gold Coast Refinery	Ghana	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	Active
Gold	JALAN & Company	India	Conformant
Gold	Sai Refinery	India	Conformant

Gold	CGR Metalloys Pvt Ltd.	India	Unknown
Gold	Sovereign Metals	India	Conformant
Gold	Shirpur Gold Refinery Ltd.	India	Conformant
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	Conformant
Gold	Augmont Enterprises Private Limited	India	Unknown
Gold	Bangalore Refinery	India	Unknown
Gold	Kundan Care Products Ltd.	India	Conformant
Gold	Attero Recycling Pvt Ltd	India	Unknown
Gold	MD Overseas	India	Active
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	Active
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	Active
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	Active
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	Active
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	8853 S.p.A.	Italy	Unknown
Gold	Italpreziosi	Italy	Conformant
Gold	Safimet S.p.A	Italy	Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Chimet S.p.A.	Italy	Unknown
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Active

Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Active
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Active
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	Dowa	Japan	Active
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	Chugai Mining	Japan	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Active
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Asahi Pretec Corp.	Japan	Unknown
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Active
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Active
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Japan Mint	Japan	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Unknown
Gold	Aida Chemical Industries Co., Ltd.	Japan	Unknown
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kazakhmys Smelting LLC	Kazakhstan	Conformant

Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	Active
Gold	Samwon Metals Corp.	Korea, Republic Of	Conformant
Gold	Samduck Precious Metals	Korea, Republic Of	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	Conformant
Gold	LS MnM Inc.	Korea, Republic Of	Conformant
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	Conformant
Gold	NH Recytech Company	Korea, Republic Of	Conformant
Gold	LT Metal Ltd.	Korea, Republic Of	Conformant
Gold	Torecom	Korea, Republic Of	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	Conformant
Gold	Caridad	Mexico	Unknown
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Active
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Morris and Watson	New Zealand	Conformant

Gold	K.A. Rasmussen	Norway	Conformant
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Unknown
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Albino Mountinho Lda.	Portugal	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Active
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Conformant
Gold	JSC Uralelectromed	Russian Federation	Conformant
Gold	JSC Novosibirsk Refinery	Russian Federation	Conformant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conformant
Gold	L'azurde Company For Jewelry	Saudi Arabia	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Active
Gold	AU Traders and Refiners	South Africa	Unknown
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Active
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	Conformant

Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Sudan Gold Refinery	Sudan	Conformant
Gold	Boliden Ronnskar	Sweden	Unknown
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Active
Gold	Cendres + Metaux S.A.	Switzerland	Unknown
Gold	Argor-Heraeus S.A.	Switzerland	Unknown
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	MKS PAMP SA	Switzerland	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	Conformant
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	Active
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	Active
Gold	Umicore Precious Metals Thailand	Thailand	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown
Gold	Istanbul Gold Refinery	Turkey	Conformant

Gold	African Gold Refinery	Uganda	Unknown
Gold	Sam Precious Metals	United Arab Emirates	Conformant
Gold	Kaloti Precious Metals	United Arab Emirates	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Unknown
Gold	Emirates Gold DMCC	United Arab Emirates	Active
Gold	International Precious Metal Refiners	United Arab Emirates	Conformant
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Active
Gold	Fujairah Gold FZC	United Arab Emirates	Active
Gold	Metallix Refining Inc.	United States Of America	Active
Gold	Alexy Metals	United States Of America	Unknown
Gold	NOBLE METAL SERVICES	United States Of America	Active
Gold	Pease & Curren	United States Of America	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	Active
Gold	QG Refining, LLC	United States Of America	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	Unknown
Gold	United Precious Metal Refining, Inc.	United States Of America	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	Conformant

Gold	Advanced Chemical Company	United States Of America	Unknown
Gold	Abington Reldan Metals, LLC	United States Of America	Unknown
Gold	Sabin Metal Corp.	United States Of America	Conformant
Gold	Materion	United States Of America	Active
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Unknown
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Active
Gold	Asahi Refining Canada Ltd.	Canada	Unknown
Gold	Royal Canadian Mint	Canada	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Metalor Usa Refining Corporation	United States Of America	Active
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Active
Gold	Ccr Refinery - Glencore Canada Corporation	Canada	Unknown
Tin	Thaisarco	Thailand	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	Aurubis Beerse	Belgium	Unknown
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Tin Technology & Refining	United States Of America	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Unknown
Tin	EM Vinto	Bolivia (Plurinational State Of)	Active
Tin	Alpha	United States Of America	Unknown
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	Dowa	Japan	Active
Tin	Estanho de Rondonia S.A.	Brazil	Active
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Fenix Metals	Poland	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Active
Tin	Rui Da Hung	Taiwan, Province Of China	Conformant
Tin	China Tin Group Co., Ltd.	China	Unknown
Tin	Metallic Resources, Inc.	United States Of America	Active
Tin	Aurubis Berango	Spain	Unknown
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Unknown
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Active
Tin	CRM Synergies	Spain	Active
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant

Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Active
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Active
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	Active
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Active
Tin	Precious Minerals and Smelting Limited	India	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	PT Rajehan Ariq	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Super Ligas	Brazil	Conformant

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Conformant
Tin	Woodcross Smelting Company Limited	Uganda	Conformant
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Unknown
Tin	Pongpipat Company Limited	Myanmar	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Active
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	Active
Tin	Melt Metais e Ligas S.A.	Brazil	Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Active
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Active
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	Conformant

Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	Conformant
Tin	PT Mitra Graha Raya	Indonesia	Conformant
Tin	PT Timah Nusantara	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Tommy Utama	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	CV Ayi Jaya	Indonesia	Active
Tin	PT Tirus Putra Mandiri	Indonesia	Conformant
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	Conformant
Tin	PT Bangka Tin Industry	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Conformant

Tin	DS Myanmar	Myanmar	Active
Tin	Novosibirsk Tin Combine	Russian Federation	Active
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Active
Tin	Pt Prima Timah Utama	Indonesia	Conformant
Tin	Pt Timah Tbk Kundur	Indonesia	Conformant
Tin	Pt Artha Cipta Langgeng	Indonesia	Conformant
Tin	Pt Refined Bangka Tin	Indonesia	Conformant
Tin	Pt Timah Tbk Mentok	Indonesia	Conformant
Tin	Pt Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	Pt Tinindo Inter Nusa	Indonesia	Conformant
Tin	Em Vinto	Bolivia (Plurinational State Of)	Active
Tin	White Solder Metalurgia E Mineracao Ltda.	Brazil	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Aurubis Beerse	Belgium	Unknown
Tin	Pt Aries Kencana Sejahtera	Indonesia	Conformant
Tin	Minsur	Peru	Conformant
Tin	Tin Technology & Refining	United States Of America	Conformant
Tin	Malaysia Smelting Corporation (Msc)	Malaysia	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Active

Tin	Crm Synergies	Spain	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Active
Tin	Pt Bukit Timah	Indonesia	Conformant
Tin	Pt Mitra Stania Prima	Indonesia	Conformant
Tin	Pt Tommy Utama	Indonesia	Conformant
Tin	Pt Babel Inti Perkasa	Indonesia	Conformant
Tin	Pt Sariwiguna Binasentosa	Indonesia	Conformant
Tin	Pt Stanindo Inti Perkasa	Indonesia	Conformant
Tin	Pt Rajehan Ariq	Indonesia	Conformant
Tin	Super Ligas	Brazil	Conformant
Tin	Pt Menara Cipta Mulia	Indonesia	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	Active
Tin	Pt Babel Surya Alam Lestari	Indonesia	Conformant
Tin	Cv Venus Inti Perkasa	Indonesia	Active
Tin	Cv Ayi Jaya	Indonesia	Active
Tin	Pt Cipta Persada Mulia	Indonesia	Conformant
Tin	Rui Da Hung	Taiwan, Province Of China	Conformant
Tin	Tin Smelting Branch Of Yunnan Tin Co., Ltd.	China	Conformant

Tin	Pt Atd Makmur Mandiri Jaya	Indonesia	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	Chenzhou Yunxiang Mining And Metallurgy Co., Ltd.	China	Unknown
Tin	Alpha	United States Of America	Unknown
Tin	China Tin Group Co., Ltd.	China	Unknown
Tin	Metallic Resources, Inc.	United States Of America	Active
Tin	Pt Timah Nusantara	Indonesia	Conformant
Tin	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	China	Conformant
Tin	Aurubis Berango	Spain	Unknown
Tin	Pt Mitra Sukses Globalindo	Indonesia	Conformant
Tin	Dowa	Japan	Active
Tin	Fenix Metals	Poland	Active
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Pt Sukses Inti Makmur	Indonesia	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Unknown
Tin	Pt Bangka Serumpun	Indonesia	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Fabrica Auricchio Industria E Comercio Ltda.	Brazil	Active
Tantalum	F&X Electro-Materials Ltd.	China	Active
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	AMG Brasil	Brazil	Unknown
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Active
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	NPM Silmet AS	Estonia	Active
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Active
Tantalum	QuantumClean	United States Of America	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	Telex Metals	United States Of America	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States Of America	Active
Tantalum	FIR Metals & Resource Ltd.	China	Active
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant

Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	Materion Newton Inc.	United States Of America	Active
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	Active
Tantalum	Global Advanced Metals Aizu	Japan	Active
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	PowerX Ltd.	Rwanda	Conformant
Tantalum	Smelter Not Listed	China	Conformant
Tantalum	5D Production OU	Estonia	Unknown
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Kennametal Fallon	United States Of America	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Active

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	A.L.M.T. Corp.	Japan	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Unknown
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Kennametal Huntsville	United States Of America	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	Active
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Niagara Refining LLC	United States Of America	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	China	Conformant

Tungsten	Cronimet Brasil Ltda	Brazil	Active
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Active
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Unknown
Tungsten	Global Tungsten & Powders LLC	United States Of America	Active
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Unknown
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Unknown
Tungsten	ACL Metais Eireli	Brazil	Unknown
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Unknown
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	Conformant

Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	Active
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Lao People's Democratic Republic	Conformant
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	Conformant
Tungsten	Philippine Carreytech Metal Corp.	Philippines	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	Conformant
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	Conformant

Annex